                                                                     EXHIBIT 15B

October 11, 1995

Chrysler Corporation
12000 Chrysler Drive
Highland Park, Michigan

     We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Chrysler Corporation and consolidated subsidiaries for the periods ended September 30, 1995 and 1994, as indicated in our report dated October 11, 1995. Because we did not perform an audit, we expressed no opinion on that information.

     We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, is incorporated by reference in the following Registration Statements:

         REGISTRATION
FORM     STATEMENT NO.                                DESCRIPTION
----   -----------------  -------------------------------------------------------------------
S-8        33-5588        Chrysler Salaried Employees' Savings Plan
S-8        33-6117        Chrysler Corporation Stock Option Plan
S-3        33-13739       Chrysler Corporation Common Stock deliverable to Selling
                          stockholder named therein
S-3        33-15716       Chrysler Corporation Common Stock deliverable to Selling
                          stockholders named therein
S-8        33-15544       Chrysler Corporation Common Stock deliverable pursuant to the 1972
        (Post-Effective   and 1980 American Motors Corporation Stock Option Plans
       Amendment No. 1)
S-3        33-15849       Chrysler Corporation Debt Securities
S-3        33-22233       Chrysler Corporation Common Stock deliverable to Selling
                          stockholders named therein
S-3        33-39688       Chrysler Corporation Common Stock deliverable to Selling
                          stockholders named therein
S-8        33-47986       Chrysler Corporation 1991 Stock Compensation Plan
S-3        33-59294       Chrysler Corporation Common Stock deliverable to Selling
                          stockholders named therein
S-8        33-55817       Chrysler Corporation 1991 Stock Compensation Plan

     We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP

Detroit, Michigan